Exhibit 99.1
News Release

For immediate release	For more information contact:
April 30, 2015	Jeffry Keyes
Chief Financial Officer
858-726-1600
ir@digirad.com

Digirad Corporation Reports Financial Results for First Quarter of 2015

•	Announces positive adjusted net income and adjusted EBITDA for 8th quarter in a row

•	Confirms financial guidance for 2015

•	Announces a regular quarterly cash dividend of $0.05 cents per share

Suwanee, GA. - April 30, 2015 - Digirad Corporation (Nasdaq: DRAD) today reported its financial results for the first quarter ended March 31, 2015.
Total revenues for the 2015 first quarter were $13.8 million, an increase of 6 percent compared to the prior year’s first quarter revenues of $13.0 million.
Adjusted net income for the 2015 first quarter was $261,000, or $0.01 per diluted share, compared to adjusted net income of $353,000, or $0.02 per diluted share in the prior year's first quarter. Adjusted EBITDA for the 2015 first quarter was $797,000, compared to $789,000 in for the prior year first quarter. A reconciliation of adjusted net income and adjusted EBITDA is provided later in this release.
Digirad President and CEO Matt Molchan said, “Despite all the weather related activity up and down the east coast during the first quarter, which primarily affected our Diagnostic Services businesses, I am pleased with our results. We have made solid progress on all our initiatives, and we are quickly integrating our recent acquisition of MD Office Solutions.”
Molchan continued, “With the completion of our first year of ownership of Telerhythmics, I am also pleased to announce that we have completed our integration efforts. We have had some challenges with integration efforts and weather related to Telerhythmics, but believe that we are poised for growth going forward now that these two items are behind us. Based on this, and other forward opportunities we are seeing, we expect to finish solidly within our previously announced 2015 financial guidance.”
The previously announced 2015 financial guidance was to generate revenues between $61.0 million and $63.0 million; non-GAAP adjusted diluted earnings per share between $0.19 and $0.21; and non-GAAP adjusted EBITDA between $6.5 million and $6.9 million. The Company's non-GAAP financial measure adjusted diluted earnings per share excludes restructuring charges, acquired intangible asset amortization and acquisition related income tax adjustments. Adjusted EBITDA further excludes stock-based compensation expense.
During the 2015 first quarter, the Company generated cash flow from operations of $122,000, compared to a cash use in operations of $1.8 million in the prior year’s first quarter. The Company’s cash, cash equivalents and available-for-sale securities balance at March 31, 2015 was $20.9 million, a $1.1 million decrease from the December 31, 2014 balance of $22.0 million. Cash activity for the quarter included normal working capital changes along with payment of cash dividends.
The Company also announced a cash dividend of $0.05 cents per share that will be paid on May 27, 2015, to shareholders of record on May 13, 2015.

Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT on April 30, 2015 to discuss the results and management's outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: 201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://drad.client.shareholder.com/events.cfm; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.

Use of Non-GAAP Financial Measures by Digirad Corporation
This Digirad news release presents the non-GAAP financial measures “adjusted operating expenses,” “adjusted net income (loss),” “adjusted net income (loss) per diluted share,” and “adjusted EBITDA.” The most directly comparable measure for these non-GAAP financial measures are operating expenses, net income (loss), and diluted net income (loss) per share. The Company has included below unaudited adjusted financial information, which presents the Company's results of operations after excluding restructuring charges, acquired intangible asset amortization, acquisition related income tax items, and in the measure of adjusted EBITDA, interest, taxes, depreciation, amortization and stock-based compensation.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad's financial condition and results of operations is included as Exhibit 99.2 to Digirad's report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2015.

About Digirad Corporation
Digirad delivers convenient, effective, and efficient diagnostic solutions on an as needed, when needed, and where needed basis. Digirad is one of the largest national providers of in-office nuclear cardiology and ultrasound imaging services, and also provides cardiac event monitoring services. These services are provided to physician practices, hospitals and imaging centers through its Diagnostic Services business. Digirad also sells medical diagnostic imaging systems, including solid-state gamma cameras, for nuclear cardiology and general nuclear medicine applications, as well as provides service on the products sold through its Diagnostic Imaging business. For more information, please visit www.digirad.com. Digirad® and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company's ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully execute acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Income (Loss)
(Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2015	2014

Revenues:
Diagnostic Services	$10,563	$9,555
Diagnostic Imaging	3,276	3,442
Total revenues	13,839	12,997
Cost of revenues:
Diagnostic Services	8,505	7,534
Diagnostic Imaging	1,686	2,021
Total cost of revenues	10,191	9,555

Gross profit	3,648	3,442
Total gross profit percentage	26.4%	26.5%
Diagnostic Services gross profit percentage	19.5%	21.2%
Diagnostic Imaging gross profit percentage	48.5%	41.3%

Operating expenses:
Marketing and sales	1,210	1,095
General and administrative	2,168	1,995
Amortization of intangible assets	105	66
Restructuring charges	—	441
Total operating expenses	3,483	3,597

Income (loss) from operations	165	(155)

Other income (expense):
Interest and other income, net	11	17
Interest expense	(11)	(8)
Total other income	—	9

Income (loss) before income taxes	165	(146)
Income tax benefit (expense)	580	(2)
Net income (loss)	$745	$(148)

Net income (loss) per share:
Basic	$0.04	$(0.01)
Diluted	$0.04	$(0.01)
Dividends declared per common share	$0.05	$0.05

Weighted average shares outstanding – basic	18,803	18,518
Weighted average shares outstanding – diluted	19,291	18,518

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share data)	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$13,876	$14,051
Securities available-for-sale	7,048	7,935
Accounts receivable, net	7,060	5,989
Inventories, net	3,657	3,644
Other current assets	898	856
Restricted cash	477	477
Total current assets	33,016	32,952

Property and equipment, net	5,197	4,766
Intangible assets, net	3,479	2,577
Goodwill	2,889	1,337
Other assets	289	269
Total assets	$44,870	$41,901

Liabilities and stockholders’ equity
Accounts payable	$2,242	$1,423
Accrued compensation	2,587	3,261
Accrued warranty	159	176
Deferred revenue	1,481	1,644
Other accrued liabilities	2,086	1,789
Total current liabilities	8,555	8,293
Other liabilities	966	963
Total liabilities	9,521	9,256

Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Treasury stock	(5,728)	(5,728)
Additional paid-in capital	155,714	153,769
Accumulated other comprehensive loss	(5)	(19)
Accumulated deficit	(114,634)	(115,379)
Total stockholders’ equity	35,349	32,645
Total liabilities and stockholders’ equity	$44,870	$41,901

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2015	2014

Total operating expenses	$3,483	$3,597
Restructuring charges(1)	—	(441)
Non-GAAP Adjusted operating expenses	$3,483	$3,156

Net income (loss)	$745	$(148)
Restructuring charges(1)	—	441
Acquired intangible amortization	103	64
Income tax items(2)	(587)	(4)
Non-GAAP Adjusted net income	$261	$353

Net income (loss) per share - diluted	$0.04	$(0.01)
Restructuring charges(1)(3)	—	0.02
Acquired intangible amortization(3)	0.01	—
Income tax items(2)(3)	(0.03)	—
Non-GAAP Adjusted net income per share - diluted(3)	$0.01	$0.02

	Three Months Ended March 31,
(in thousands)	2015	2014

Net income (loss)	$745	$(148)
Restructuring charges(1)	—	441
Depreciation and amortization	488	453
Stock-based compensation	144	50
Interest and other income, net	(11)	(17)
Interest expense	11	8
Income tax expense (benefit)	(580)	2
Non-GAAP Adjusted EBITDA	$797	$789

(1) Reflects nonrecurring charges primarily related to the lease termination of the Poway, CA facility.
(2) Reflects income tax effect for adjusted financial data and acquisition related income tax adjustments.
(3) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended
(in thousands, except per share amounts)	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015

Total operating expenses	$3,597	$3,680	$3,377	$3,468	$3,483
Restructuring charges(1)	(441)	(138)	(80)	(33)	—
Non-GAAP Adjusted operating expenses	$3,156	$3,542	$3,297	$3,435	$3,483

Net income (loss)	$(148)	$823	$1,028	772	745
Restructuring charges(1)	441	138	80	33	—
Acquired intangible amortization	64	102	90	90	103
Income tax items(2)	(4)	(2)	(1)	(3)	(587)
Non-GAAP Adjusted net income	$353	$1,061	$1,197	$892	$261

Net income (loss) per share - diluted(3)	$(0.01)	$0.04	$0.05	0.04	0.04
Restructuring charges(1)(3)	0.02	0.01	—	—	—
Acquired intangible amortization(3)	—	0.01	—	—	0.01
Income tax items(2)(3)	—	—	—	—	(0.03)
Non-GAAP Adjusted net income per share - diluted(3)	$0.02	$0.06	$0.06	$0.05	$0.01

	Three Months Ended
(in thousands)	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015

Net income (loss)	$(148)	$823	$1,028	$772	$745
Restructuring charges(1)	441	138	80	33	—
Depreciation and amortization	453	485	497	494	488
Stock-based compensation	50	61	96	119	144
Interest and other income, net	(17)	(15)	(14)	(12)	(11)
Interest expense	8	9	10	12	11
Income tax expense (benefit)	2	8	8	44	(580)
Non-GAAP Adjusted EBITDA	$789	$1,509	$1,705	$1,462	$797

(1) Reflects nonrecurring charges primarily related to restructuring of the Diagnostic Imaging reporting segment and lease termination of the Poway, CA facility.
(2) Reflects income tax effect for adjusted financial data and acquisition related income tax adjustments.
(3) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.